EXHIBIT 10.1

Execution Copy

TERMINATION AND MUTUAL RELEASE (this “Agreement”), dated as of January 21, 2007, among Paramount Acquisition Corp., a Delaware corporation (“Paramount”), BioValve Technologies Inc., a Delaware corporation (“BioValve”), BTI Tech, Inc. a Delaware corporation (“BTI”), and Valeritas LLC, a Delaware limited liability company (the “Company”).

Paramount, BioValve, BTI and the Company are parties to the Contribution Agreement, dated as of August 25, 2006 (the “Contribution Agreement”).  Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Contribution Agreement).

In consideration the respective representations, warranties, covenants and agreements set forth herein, the parties hereto, agree as follows:

Section 1. Termination.  Pursuant to Section 10.1(a) of the Contribution Agreement, Paramount, BioValve and BTI mutually agree that the Contribution Agreement is terminated effective immediately and is void and of no effect, without any liability or obligation on the part of Paramount, BioValve, BTI or the Company other than with respect to Sections 5.8, 5.13, 5.17, 5.18 and Article 11 of the Contribution Agreement, which provisions shall survive such termination.

Section 2. Release by BioValve Parties and Covenant not to Sue.  BioValve, BTI and the Company, on behalf of themselves and each of their officers, directors, employees, agents, attorneys, representatives, predecessors, successors, parents, subsidiaries, affiliates, heirs and assigns (collectively, the “BioValve Parties”), hereby discharge and release, unconditionally, absolutely and forever, Paramount and its officers, directors, employees, agents, attorneys, representatives, predecessors, successors, parents, subsidiaries, affiliates, heirs and assigns (collectively, the “Paramount Parties”), of and from any and all liabilities, judgments, rights, claims, demands, suits, matters, obligations, damages, debts, losses, costs, actions and causes of action, of every kind and description in each case arising out of or related to the negotiation, discussion, execution, delivery and performance of the Contribution Agreement and the transactions contemplated thereby (collectively, “Claims”), whether in law or equity, whether presently known or unknown, from the beginning of time to the date of this Agreement.  Each of the BioValve Parties covenant and agree that they will not at any time hereafter commence, maintain, or prosecute any civil, administrative or other action, suit, proceeding, or charge, relating to any Claims released hereunder, against any of the Paramount Parties.  The BioValve Parties acknowledge and agree that if they should hereafter make any Claim or commence or threaten to commence any Claim against the Paramount Parties with respect to any cause, matter or thing that is the subject of this Section 2, this Agreement may be raised as a complete bar to any such Claim, and the applicable Paramount Parties shall be entitled to recover from the BioValve Parties all costs incurred in connection with such Claim, including attorneys’ fees and costs.

Section 3. Release by Paramount and Covenant not to Sue.  The Paramount Parties hereby discharge and release, unconditionally, absolutely and forever, the BioValve Parties, of and from any and all Claims, whether in law or equity, whether presently known or unknown, from the beginning of time to the date of this Agreement.  Each of the Paramount

Parties covenant and agree that they will not at any time hereafter commence, maintain, or prosecute any civil, administrative or other action, suit, proceeding, or charge, relating to any Claims released hereunder, against any of the BioValve Parties.  The Paramount Parties acknowledge and agree that if they should hereafter make any Claim or commence or threaten to commence any Claim against the BioValve Parties with respect to any cause, matter or thing that is the subject of this Section 3, this Agreement may be raised as a complete bar to any such Claim, and the applicable BioValve Parties shall be entitled to recover from the Paramount Parties all costs incurred in connection with such Claim, including attorneys’ fees and costs.

Section 4. No Liability.  Each of the parties hereto acknowledge and agree that this Agreement does not constitute an admission by any party of any breach of the Contribution Agreement or any other agreement or commitments among the parties hereto.

Section 5. Authority, etc.  Each party represents and warrants that (i) such party has full power and authority to enter into this Agreement and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, (ii) no consent, approval, license, permit, order or authorization of, registration, declaration or filing with, or notice to, any Person is required by or with respect to such party in connection with the execution and delivery by such party of this Agreement and the compliance by such party with the provisions hereof (except for those already obtained or made), and (iii) the execution and delivery by such party of this Agreement and the compliance by such party with the provisions hereof do not and will not conflict with, or result in any material violation or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such party under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of the Constitutive Documents of such party, any material Contract to which such party is a party or bound by or its properties or assets are bound by or subject to or otherwise under which such party has rights or benefits or any material Law or Judgment, in each case, applicable to such party or its properties or assets.

Section 3.  Full Force and Effect.  This Agreement shall become, and be deemed to be, effective upon its execution and delivery by the parties hereto.

Section 4.  Governing Law.  This Agreement for all purposes shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely in such State.

Section 5.  Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PARAMOUNT ACQUISITION CORP.

By:
Name:
Title:

BIOVALVE TECHNOLOGIES INC.

By:
Name: Robert R. Gonnelli
Title: President and CEO

BTI TECH, INC.

By:
Name: Robert R. Gonnelli
Title: President and CEO

VALERITAS LLC

BY:	BIOVALVE TECHNOLOGIES INC.,
its Manager

By:
Name: Robert R. Gonnelli
Title: Manager